(1)
              Resolution of Board of Directors of GE Capital Life
                   Assurance Company of New York ("GE Capital
                 Life") authorizing the establishment of the GE
                             Capital Life Separate
                           Account II (the "Account")

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          WRITTEN CONSENT RESOLUTION IN LIEU OF SPECIAL MEETING OF THE
                               BOARD OF DIRECTORS
                                       OF
                 GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK


The undersigned, being the duly appointed Directors of GE Capital Life Assurance Company of New York (the "corporation"), hereby take the following action by unanimous written consent in lieu of a meeting pursuant to Section 708 of the New York Business Corporation Law:

"RESOLVED, that the corporation, pursuant to the provisions of Section 4240 of the New York Insurance Law, does hereby establish a Separate Account (the "Separate Account"), designated Separate Account I, for the following uses and purposes and subject to the following conditions:

FURTHER RESOLVED, that the Separate Account shall be established for the purpose of providing for the issuance of modified guaranteed annuities, market value adjusted annuities and/or market value adjusted portions of variable annuities (the "Contracts") whose amounts are allocated to the Separate Account. The Board of Directors contemplates, but does not require, that the Separate Account shall be a "non-unitized" Separate Account, in which the contract owners or participants will not participate in the performance of the assets of the Separate Account through unit values or otherwise.

FURTHER RESOLVED, that the income, gains, and losses whether or not realized, from assets allocated to the Separate Account shall, in accordance with the Contracts, be credited to or charged against the Separate Account without regard to other income, gains or losses of the corporation. If and to the extent so provided in the Contracts, and only if so provided, assets in the Separate Account shall not be chargeable with liabilities arising out of any other business of the corporation.

FURTHER RESOLVED, that the officers of the corporation be, and that they hereby are, authorized and empowered to take all action necessary to (a) register the Separate Account under the Investment Company Act of 1940, as amended, if necessary; (b) register the Contracts or Separate Account interests, if necessary, in such amounts as the officers of the Corporation shall from time to time deem appropriate under the Securities Act of 1933; (c) apply for such exemptions from, and other orders pursuant to, the Investment Company Act of 1940 as the officers of the corporation shall deem necessary or desirable; (d) take other action necessary or desirable to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and all other applicable state and federal laws in connection with offering said Contracts and the operation of the Separate Account.

FURTHER RESOLVED, that the assets in the Separate Account shall be invested in accordance with applicable law and the Contracts.

FURTHER RESOLVED, that the fiscal year of the Separate Account shall be the same as the fiscal year of the corporation.

FURTHER RESOLVED, that the officers of the corporation be, and hereby are, authorized and empowered to perform all such actions and do all such things as may in their judgment and discretion be deemed necessary or desirable to give full effect to this resolution and intent and purpose of the same so as to enable the corporation to establish the Separate Account and issue the Contracts, including, without limitations (a) the preparation and execution of service agreements, underwriting agreements, custodian agreements and such other agreements and documents respecting such Separate Account as they may deem necessary or desirable; (b) the determination of the jurisdictions in which appropriate action shall be taken to obtain the requisite qualification, registration and/or authorization for the sale of such Contracts as such officers may deem advisable, and to take all steps reasonable and necessary, including the execution of documents on behalf of the corporation, to obtain such qualification, registration and/or authorization."

"RESOLVED, that the corporation, pursuant to the provisions of Section 4240 of the New York Insurance Law, does hereby establish a Separate Account (the "Separate Account"), designated Separate Account II, for the following uses and purposes and subject to the following conditions:

FURTHER RESOLVED, that the Separate Account shall be established for the purpose of providing for the issuance of variable annuity contracts (the "Contracts") which shall provide that part or all of the payments and benefits will reflect the investment experience of one or more designated underlying securities.

FURTHER RESOLVED, that the income, gains, and losses whether or not realized, from assets allocated to the Separate Account shall, in accordance with the Contracts, be credited to or charged against the Separate Account without regard to other income, gains or losses of the corporation. If and to the extent so provided in the Contracts, and only if so provided, assets in the Separate Account shall not be chargeable with liabilities arising out of any other business of the corporation.

FURTHER RESOLVED, that the officers of the corporation be, and that they hereby are, authorized and empowered to take all action necessary to (a) register the Separate Account under the Investment Company Act of 1940, as amended, if necessary; (b) register the Contracts or Separate Account interests, if necessary, in such amounts as the officers of the Corporation shall from time to time deem appropriate under the Securities Act of 1933; (c) apply for such exemptions from, and other orders pursuant to, the Investment Company Act of 1940 as the officers of the corporation shall deem necessary or desirable; (d) take other action necessary or desirable to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and all other applicable state and federal laws in connection with offering said Contracts and the operation of the Separate Account.

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FURTHER RESOLVED, that the assets in the Separate Account shall be invested in accordance with applicable law and the Contracts.

FURTHER RESOLVED, that the fiscal year of the Separate Account shall be the same as the fiscal year of the corporation.

FURTHER RESOLVED, that the officers of the corporation be, and hereby are, authorized and empowered to perform all such actions and do all such things as may in their judgment and discretion be deemed necessary or desirable to give full effect to this resolution and intent and purpose of the same so as to enable the corporation to establish the Separate Account and issue the Contracts, including, without limitations (a) the preparation and execution of service agreements, underwriting agreements, custodian agreements and such other agreements and documents respecting such Separate Account as they may deem necessary or desirable; (b) the determination of the jurisdictions in which appropriate action shall be taken to obtain the requisite qualification, registration and/or authorization for the sale of such Contracts as such officers may deem advisable, and to take all steps reasonable and necessary, including the execution of documents on behalf of the corporation, to obtain such qualification, registration and/or authorization."

DATED this 1st day of April, 1996




_/s/PATRICK E. WELCH                        /s/GEOFFREY S. STIFF
Patrick E. Welch                             Geoffrey S. Stiff

/s/HANS L. CARSTENSEN III                   /s/KENNETH F. STARR
Hans L. Carstensen, III                     Kenneth F. Starr

/s/CHARLES A. KAMINSKI                      /s/VICTOR C. MOSES
Charles A. Kaminski                         Victor C. Moses

/s/DAVID W. HOYLE                           /s/RICHARD W. KIMBALL
David W. Hoyle                              Richard W. Kimball

/s/CHARLES E. ROSNER                        /s/VINCENT J. GALLO
Charles E. Rosner                           Vincent J. Gallo

/s/STEPHEN P. JOYCE                         /s/LAURENCE M. RICHMOND
Stephen P. Joyce                            Laurence M. Richmond